Certificate

№. ____________

For ____________ Shares

Issued to

____

____

____

Dated ____________

From whom transferred

____

Dated ____________

№. Original Certificate	№. Original Shares	№. Shares Transferred

Received Certificate №. ______

For ____________ Shares

this ______ day of ________

____

____

№. ________ **SPECIMEN** Shares ________

GankIt Corporation

This Certifies that ____________ *is the registered holder of* ____________

____________ *Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this* ___ *day of* ____________ *, A.D.* ________

For Value Received, ________ *hereby sell, assign and transfer unto*

____

______________________ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint*

______________________ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated __________________________

In presence of

______________________ ______________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATON OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.